Exhibit 10.76a


                      AMENDMENT TO STOCK PURCHASE AGREEMENT


          AMENDMENT (the "Amendment") dated as of June 1, 1999 to the Stock Purchase Agreement (the "Agreement") dated May 19, 1999, by and between KIRAN C. PATEL ("Purchaser"), and THE WELLCARE MANAGEMENT GROUP, INC., a New York corporation (the "Company"). Capitalized terms used in this Amendment but not otherwise defined herein shall have the respective meanings assigned thereto in the Agreement.


                              W I T N E S S E T H:

          WHEREAS, Purchaser and the Company wish to amend the Agreement to change the location of the Closing set forth in Section 2(d) of the Agreement and to extend the Closing Date set forth in Section 2(d) of the Agreement from June 1, 1999 until June 9, 1999 or such other date as the parties may mutually agree, provided that such date is not later than June 30, 1999;

          WHEREAS, Purchaser and the Company wish to amend certain provisions of the Agreement regarding the number of shares of preferred stock that the Fund is to receive and to provide that the common stock to be issued to the Fund upon conversion of such preferred stock shall be voting common stock;

          WHEREAS, Purchaser and the Company wish to amend the Agreement to provide that Purchaser will pay par value for all shares of Common Stock issued to him pursuant to his anti-dilution rights after conversion of his Series A Preferred Stock into Common Stock; and

          WHEREAS, Purchaser wishes to acknowledge that he is not entitled to receive any additional shares of capital stock of the Company to provide him with a fifty-five percent (55%) voting interest in the Company in the event that shares of Class A Common Stock remain outstanding as of the date of conversion of the Series A Preferred Stock.

          NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. The Closing. Paragraph 2(d) of the Agreement is hereby amended and restated in its entirety as follows:

               The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Epstein Becker & Green, P.C., 250 Park Avenue, New York, New York 10177, or at such other location as the parties may mutually agree, commencing at 9:00 a.m. local time on or before June 9, 1999, or such other date as Purchaser and the Company may mutually determine (the "Closing Date"); provided, however, that the Closing Date shall be no later than June 30, 1999.

     2. Preferred Stock to be Issued to the Fund.

     (a) The third sentence of Section 2(a) shall be deleted in its entirety.

     (b) Section 6(a)(vii) shall be amended and restated in its entirety as follows:

          the Fund shall have converted the Note into One Hundred Thousand (100,000) shares of Preferred Stock (which shares of Preferred Stock shall be convertible into Ten Million (10,000,000) shares of Common Stock, if and when such additional shares of Common Stock as are necessary to permit such conversion have been authorized by the shareholders of the Company);

     3. Payment of Par Value for Post-Conversion Anti-Dilution Shares. Section 2(b) of the Agreement is hereby amended by adding the following at the end of the Section:

          Purchaser hereby agrees that with respect to shares of Common Stock issuable to Purchaser pursuant to Purchaser's anti-dilution rights as set forth in this Section 2(b) after conversion of Purchaser's Shares into Common Stock in accordance with this Agreement (each a
          "Post-Conversion Anti-Dilution Share"), Purchaser shall pay the Company par value for each Post-Conversion Anti-Dilution Share upon issuance thereof to Purchaser.

     4. Post-Conversion Voting Rights. To the extent that any of the holders of the Class A Common Stock shall not have converted such stock into Common Stock as of the date the Series A Preferred Stock is converted into Common Stock, Purchaser hereby acknowledges and agrees that nothing in the Agreement, including, without limitation, Sections 2(a) and 2(b) thereof, shall entitle Purchaser to receive from the Company, or obligate the Company to Purchaser, any shares of capital stock of the Company in order to provide Purchaser with a fifty-five percent (55%) voting interest in the total number of votes of the issued and outstanding Common Stock and issued and outstanding Class A Common Stock, combined.

     5. Governing Law; Counterparts. This Amendment shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     6. Amendments and Waivers. No amendment of any provision of this Amendment shall be valid unless the same shall be in writing and signed by Purchaser and the Company.


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          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                          PURCHASER:


                          /s/ KIRAN C. PATEL
                          ----------------------------------
                              KIRAN C. PATEL



                          THE COMPANY:

                          THE WELLCARE MANAGEMENT GROUP, INC.

                          By:      /s/ Craig S. Dupont
                                   -----------------------------------
                          Name:        Craig S. Dupont
                                   -----------------------------------
                          Title:  Acting President and Chief Executive Officer